Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

GTJ REIT, Inc.
Lynbrook, New York

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-169557) of GTJ REIT, Inc. and subsidiaries of our report dated March 31, 2011, relating to the consolidated financial statements which appear in this Form 10-K.

/s/ BDO USA, LLP
BDO USA, LLP
New York, New York

March 31, 2011